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                                                                Exhibit 10.17



                                        LEASE
                                    (Santa Clara)


    THIS LEASE (the "Lease") is made and entered into as of the 11th day of March, 1997, by and between NATIONAL Semiconductor Corporation, a Delaware corporation ("Landlord"), and FAIRCHILD Semiconductor Corporation, a Delaware corporation ("Tenant").



                                      WITNESETH:


    WHEREAS, Landlord is the owner of two buildings known as Building 4 and Building 9 (the "Buildings") located on a property having the address described in Exhibit A (the "Property"); and

    WHEREAS, Landlord desires to lease that portion of the Buildings described on Exhibit A (hereinafter, the "Premises").

    NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Landlord and Tenant hereby stipulate and agree as follows:

    1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises on the terms and conditions set forth in this Lease.

    2. TERM. The term of this Lease shall commence on the date hereof and shall terminate on May 31, 1998 (the "Expiration Date"), unless sooner terminated pursuant to the terms hereof, by which date Tenant agrees to vacate the Premises. The term of this Lease may be extended by the mutual agreement of the parties. Without limiting Landlord's right to refuse to enter into such a mutual agreement, Landlord may require an increase in rental as a condition to any such extension. Tenant may, without penalty, terminate this Lease prior to the Expiration Date, at any time, by written notice to Landlord specifying the date for the termination of the Lease and delivered to Landlord at least thirty
(30) days prior to such date (the earlier of the Expiration Date and the date so specified is hereinafter referred to as the "Termination Date").

    3. USE. Tenant shall use the Premises in a manner consistent with its historical use.



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    4.   RENT.  Tenant shall pay to Landlord base rent as adjusted pursuant to
Section 5 below (the "Base Rent") in accordance with the terms of the Base Rent
Schedule attached hereto and made a part hereof as Exhibit B.   The monthly Base
Rent shall be paid no later than the fifth day of each month for space provided in that month. If the term of this Lease begins or ends on any day other than the first day of a calendar month, then the rental payments for such periods shall be prorated on a per diem basis.

    5. INCLUDED SERVICES. Payment of Base Rent shall entitle Tenant, without payment of additional charge, to use and receive, to the extent available at the Property, such services as are both (i) normally provided for and included in the per Accounting Period occupancy charge allocated to all other occupants of the Property who are engaged in similar activities at the Property as the uses thereof permitted Tenant hereby, and (ii) currently provided to the Tenant's operations, (collectively, "Included Services"). Included Services shall include, but are not limited to: electricity, natural gas, water, sewer, and garbage collection, heat, air conditioning, routine maintenance (e.g. cleaning services), normal repair to maintain facilities in good condition, janitorial services, security and badging services, parking in all parking areas and garages, and cafeteria services. Tenant's right to use and receive any Included Services without charge shall be limited in volume and level to that which is reasonable and which is consistent with Tenant's historical use. Landlord shall not be responsible for any decrease or interruption in the availability of any Included Service caused by third parties or circumstances beyond Landlord's control. Should any such decrease occur, Landlord shall allocate the available supply of such Included Service on an equitable basis. In addition to the Included Services, payment of Base Rent shall cover all state and local real property taxes and assessments levied against the Property, but Tenant shall be responsible for the payment of any taxes levied upon its personalty located at the Property.

    6. ADDITIONAL SERVICES. Additional services as are both (i) normally provided at a variable monthly allocated charge for all other occupants of the Property who are engaged in similar activities at the Property as the uses thereof permitted Tenant hereby, and (ii) currently provided to the Tenant's operations, (collectively, "Additional Services"), shall be provided to Tenant at the same rates as are charged to Landlord's departments and working groups occupying the Property. Additional Services include, but are not limited to: computer and network services, desktop computer maintenance and repair services, voice and data communication services, shipping and receiving services including, without limitation, mail delivery and package distribution, requested maintenance and janitorial services beyond the scope included within Included Services, and maintenance, janitorial and repair services necessitated by the negligence of Tenant or its agents, employees or invitees. Additional Services shall be available to Tenant at a level and subject to terms and limitations consistent with the availability of such services to the other occupants of the Property.


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    7.   EXPANSION OR DECREASE OF LEASED SPACE.

         (a) Tenant may decrease the amount of space it occupies in the Premises upon thirty (30) days prior written notice to Landlord; however, such space may not be increased without the consent of Landlord, which consent shall not be unreasonably withheld.

         (b) For any month in which the square footage of space used by Tenant increases or decreases from the amount set forth on Exhibit B, the amount paid with respect to the Premises shall be equitably apportioned to reflect Tenant's actual utilization.

         (c) If Tenant requires additional space due to an increase in the number of Tenant's workforce at the Premises, then, at Tenant's request made on or before May 1, 1997, Landlord will provide up to twenty-seven (27) additional offices by relocating the Mask Technology group from Building 4 and renovating the area at Landlord's expense. Landlord shall have no obligation hereunder to comply with any such request made after May 1, 1997. Tenant shall reimburse Landlord for the unamortized portion of any such expense to the extent that, following such renovations, Tenant terminates this Lease or decreases the space
of the Premises prior to the Expiration Date.   Expansion efforts will commence
when Tenant establishes ten (10) open personnel requisitions for additional employees and will be scheduled for completion on an all commercially reasonable efforts basis within twelve (12) to sixteen (16) weeks.

         (d) Upon substantial completion of such renovations (including the issuance of any certificate of occupancy or temporary certificate of occupancy required as a condition to Tenant's occupancy), such additional space shall be added to the Premises and additional Base Rent of $2.65 per square foot per four
(4) week period shall be payable with respect to such additional space. In such event, the Landlord and Tenant shall execute an amendment to this Lease to reflect the additional Premises and the additional Base Rent, but this Lease shall remain unmodified in all other respects.

    8.   RIGHT TO RELOCATE.

         (a) Landlord reserves the right to reasonably relocate Tenant employees as deemed necessary to provide proper segregation from Landlord operations. Such relocation shall be made only with the consent of Tenant, which consent shall not be unreasonably withheld.

         (b) All relocation requested by Landlord shall be accomplished at Landlord's sole expense and shall be performed in a manner that minimizes the impact to Tenant's ongoing operations.


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         (c)  Upon any such relocation, Landlord and Tenant shall execute an amendment to this Lease to reflect such change, but this Lease shall remain unmodified in all other respects, including the Base Rent payable hereunder.

    9. AS-IS CONDITION. Subject to the provisions of Section 7 of this Lease, Tenant accepts the Premises and any and all fixtures and improvements therein in their "as is" "where is" condition and acknowledges that (i) no representation with respect to the condition of the Premises or any such fixtures and improvements has been made to Tenant by or on behalf of Landlord, and (ii) Landlord has no responsibility for improving the space for Tenant.

    10. PERSONAL PROPERTY AND CONDITION AT TERMINATION. The conference room furniture, partitions and modular furniture in the Premises, including Building 4 and Building 9, shall be considered the sole property of Landlord and shall not be removed by Tenant. Chairs, detached file cabinets and all office equipment shall be considered the personal property of Tenant. On or before the Termination Date, Tenant shall remove all of its personal property, including, without limitation, its trade fixtures, from the Premises at its sole cost and expense and shall leave the Premises broom clean and otherwise in the same condition as it was on the date hereof, normal wear and tear and loss by casualty or condemnation excepted.

    11. DEFAULT BY TENANT. Landlord shall notify Tenant of any default by Tenant of Tenant's obligations under this Lease. Tenant shall have ten (10) days from its receipt of such notice to cure any monetary default and thirty
(30) days after receipt of such notice to cure any other default; provided that with respect to non-monetary defaults which do not materially impair the value of the Premises, Tenant may have such additional time to effect such cure as is reasonably required as long as Tenant is diligently pursuing such cure. Upon the termination of the applicable grace period, Landlord may terminate this Lease and exercise any and all other remedies available to it at law or in equity with respect to this Lease.

    12.  INSURANCE.

         (a)  At all times during the Term of this Lease, Tenant shall maintain
(i) commercial general liability insurance (including, without limitation, premises, independent contractors, contractual liability, and a broad form of comprehensive general liability endorsement) with limits of not less than Three Million Dollars ($3,000,000) combined for bodily injury, death and property damage; (such amount of insurance to be increased from time to time as is customary for insurance of such type to reasonably reflect inflation and other matters); and (ii) casualty insurance on its personal property and equipment which insurance may have deductible amounts which are consistent with Landlord's historical deductible amounts with respect to such coverage on its personal property and on the Buildings and the Premises.


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         (b)  At all times during the Term of this Lease, Landlord shall maintain (i) commercial general liability insurance (including, without limitation, premises, independent contractors, contractual liability, and a broad form of comprehensive general liability endorsement) with limits of not less than Three Million Dollars ($3,000,000) combined for bodily injury, death and property damage (such amount of insurance to be increased from time to time as is customary for insurance of such type to reasonably reflect inflation and other matters); (ii) all risk extended fire and casualty insurance, written at replacement cost value with replacement cost endorsements, insuring the Buildings and Premises, exclusive of Tenant's personal property ("Landlord's Casualty Policy"); and (iii) casualty insurance on its personal property and equipment which insurance may have deductible amounts which are consistent with Landlord's historical deductible amounts with respect to such coverage on its personal property and on the Buildings and the Premises.

         (c) All public liability insurance required by this Lease to be maintained by Landlord or Tenant shall name the other party as an additional insured. Each party shall provide to the other current certificates of such insurance as it is required to maintain. Such certificates shall provide that any change restricting or reducing any such coverage or the cancellation of any policy under which any such certificate is issued shall not be valid except upon twenty (20) days notice in writing to Landlord and Tenant of such change or cancellation. All such policies shall be obtained from responsible insurance companies qualified to do business in the State of California and in good standing therein. Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of California (even though extra premium may result therefrom), Landlord and Tenant mutually agree, and their insurance policies shall provide, that with respect to any loss which is covered by insurance then being carried by them, respectively, or which would be covered by insurance policies required by this Lease if such policies had no deductible amount, the one carrying or required to carry such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, nor shall the party suffering the loss have any claim against the other party with respect to any such loss not covered by its insurance that would have been covered had insurance policies maintained by the injured party had no deductible amount. This provision is intended to restrict each party (as permitted by law) to recovery against insurance carriers to the extent of such coverage, and waive fully, and for the benefit of each, any rights and/or claims which might give rise to a right of subrogation in any insurance carrier.

         (d) In the event that at any time during the Term of this Lease the Premises or other portions of the improvements within which the Premises are located shall be damaged or destroyed to any material degree in whole or in part by fire or other cause, either Landlord or Tenant may elect to terminate this Lease, but if neither party so elects, Landlord shall be required to repair and restore the Premises and the improvements in which the Premises are located within a reasonable time period. During such time as the Premises,

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as a result of such damage or destruction, cannot be occupied by Tenant, there shall be an equitable reduction in the payment of Base Rent. In any case where a party has the right to elect to terminate this Lease in accordance with this Section such party shall make such election by notice to the other party given not later than sixty (60) days after the occurrence of the damage or destruction giving rise to such election. If either party elects to terminate as hereinabove provided, then this Lease and the term thereof shall cease and come to an end, and any unearned Base Rent or other charges paid in advance shall be refunded to Tenant.

    13.  ENVIRONMENTAL.

         (a) Landlord and Tenant acknowledge that there are environmental conditions at, near or affecting the Property for which Landlord or one of its affiliates is currently performing investigation, remediation or other response actions (collectively, "Remediation"). Landlord covenants and agrees that Remediation is being and will continue to be performed pursuant to and in compliance with applicable federal, state, county and municipal laws, rules, regulations, orders, permits and directives relating to human health or the environment ("Environmental Laws"), and the performance of Remediation does not and will not have an adverse effect on the Premises or unreasonably interfere with the Tenant's use and/or operation thereat. Landlord will retain full responsibility for any violations of Environmental Laws and Remediation required now or in the future relating to environmental conditions (including, but not limited to responsibility for any fines and penalties) unless environmental conditions or violations or Remediation results from Tenant's activities.

         (b) In addition to indemnifications in Section 14 of this Lease and in the Asset Purchase Agreement between Fairchild Semiconductor Corporation, as Buyer, and National Semiconductor Corporation, as Seller, dated as of the date hereof ("Purchase Agreement"), Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all actions, demands, claims, losses, damages, costs and liabilities and expenses (including, without limitation, reasonable attorney's fees) (collectively, "Claims") asserted against, imposed upon or incurred by Tenant which arise out of, result from or in any way relate to (i) any environmental conditions existing at, on, under, about or migrating to or from the Premises as of the commencement of this Lease, (ii) Landlord's performance of Remediation (whether performed or required to be performed before or after the commencement of the Lease), (iii) any violation of Environmental Law prior to the date of this Lease, (including, without limitation, any violation relating to the Remediation, the Premises or the Landlord's activities thereat), and (iv) environmental conditions or violations of Environmental Laws not caused by Tenant's activities, regardless of when such violations occur or conditions arise. Landlord agrees to respond on Tenant's behalf to such Claims or, at Tenant's election, to pay the costs of Tenant's response. In the event that Landlord fails to comply with the obligations of this Section, Tenant, at its sole discretion and notwithstanding anything to the contrary, shall have the option to terminate this Lease.

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         (c)  Landlord hereby waives and releases Tenant from any and all claims, known and unknown, foreseen or unforeseen, which exist or may arise under common or statutory environmental law, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA") or any other statutes now or hereafter in effect, except for those matters for which Tenant is obligated to indemnify Landlord under this Lease.

         (d)  Tenant covenants and agrees to defend, indemnify and hold
Landlord harmless from and against any and all Claims that are asserted against or incurred by Landlord or the Premises to the extent such Claims relate to or arise out of any environmental condition caused by Tenant's activities at the Premises, or Tenant's violation of any Environmental Law, (which violation was not in existence prior to the date hereof), provided, however, that Tenant shall not be obligated to indemnify Landlord for any Claim for which Landlord is required to indemnify Tenant under this Lease.

         (e) Tenant shall not use, store or bring upon the Premises any chemicals or toxic or hazardous materials or substances of an type, without the prior written consent of Landlord, which may be granted or denied in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may, without obtaining such consent, use, store and bring upon the Premises incidental amounts of (i) those chemicals that, as of the date hereof, Tenant was using or storing at the Premises in connection with the uses of the Premises permitted by this Lease, and (ii) any other chemicals as become necessary or desirable for Tenant to continue to use the Premises as permitted herein in the ordinary course of its business.

    14.  INDEMNIFICATION.

         (a) Tenant covenants and agrees, as its sole cost and expense and in addition to any other right or remedy of Landlord hereunder, to indemnify and save harmless Landlord from and against all loss, cost, expense, liability and claims (but excluding any liability arising out of the negligence or willful misconduct of Landlord or its agents, employees or contractors), including, without limitation, reasonable attorneys' fees and court costs, arising from or in connection with (i) Tenant's use, occupancy, operation and control of the Premises, (ii) the conduct or management of any work, or any act or omission done in or on the Premises by or under the direction or at the request of Tenant, (iii) any breach or default on the part of Tenant in the payment of any rent or performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (iv) any act or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees. The provisions of this Section shall survive the termination or expiration of this Lease.

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         (b)  In the event that any action or proceeding is brought against
Landlord by reason of any claims covered by the foregoing indemnity, Tenant will, upon notice from Landlord, resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord. Landlord will not defend such action or proceeding by counsel so long as Tenant is diligently doing so on Landlord's behalf. Landlord will give prompt notice to Tenant of any action or proceeding brought against Landlord by reason of any claims covered by the foregoing indemnity, together with copies of any documents served in connection therewith, and Landlord will not settle any such claim without Tenant's written consent.

         (c) Landlord covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Tenant hereunder, to indemnify and save harmless Tenant from and against any and all loss, costs, expense, liability and claims (but excluding any liability arising out of the negligence or willful misconduct of Tenant or its agents, employees or contractors or the failure by Tenant to comply with any provision of this Lease), including without limitation, reasonable attorneys' fees and court costs, arising from and in connection with (i) Landlord's use, ownership or control of the Buildings, (ii) the conduct or management of any work, or any act or omission done in or on the Buildings by or under the direction or at the request of Landlord, (iii) any breach or default on the part of Landlord in the performance of any obligation or covenant to be performed pursuant to the terms of this Lease, (iv) any act or negligence of Landlord or any of its agents, contractors, servants, employees, licensees or invitees, or (v) any failure of the Buildings to be or remain in compliance with all laws, ordinances, orders and regulations affecting the Buildings and the cleanliness, safety, accessibility, occupation and use of the same, including without limitation, any Environmental Laws (other than non-compliance resulting from acts or omissions of Tenant). The provisions of this Section shall survive the termination or expiration of this Lease.

         (d) In the event that any action or proceeding is brought against Tenant by reason of any claims covered by the foregoing indemnity, Landlord will, upon notice from Tenant, resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant. Tenant will not defend such action or proceeding so long as Landlord is diligently doing so on Tenant's behalf. Tenant will give prompt notice to Landlord of any action or proceeding brought against Tenant by reason of any claims covered by the foregoing indemnity, together with copies of any documents served on Tenant in connection therewith, and Tenant will not settle any such claim without Landlord's written consent.

    15. ACCESS. Tenant hereby covenants and agrees that it will not and will take all necessary steps to prevent its employees, agents and invitees from entering into or upon any portion of the Facility restricted by Landlord (any such portion is hereinafter referred to as a "Restricted Access Area"). Following the execution of this Lease, Landlord shall provide Tenant with a Site Plan of the Facility indicating all of the Restricted Access Areas. Tenant acknowledges that it is the intent of the parties that Tenant shall only have access to those parts of the Facility as are reasonably necessary or desirable for its use and enjoyment


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of the Premises and of the services available to it hereunder or under any other agreement between Landlord and Tenant and dated of even date herewith.

    16.  ASSIGNMENT AND SUBLETTING.

         (a) Subject to the provisions of Section 16(c) below. Tenant may not assign this Lease or sublet the Premises or any part thereof without obtaining the consent of Landlord therefor, which consent shall not be unreasonably withheld, and without first offering to Landlord the right to accept an assignment or sublease of the Premises on the same terms that Tenant proposed to assign or sublease to a third party. If Landlord fails to accept or reject Tenant's offer of assignment or sublease of the Premises within fifteen (15) days of receipt of the making of such offer, then Landlord shall be deemed to have rejected such offer. If Landlord fails to accept or reject Tenant's request for consent to the assignment or sublease of the Demised Premised by a third party within thirty (30) days of receipt of such request for consent, the Landlord shall be deemed to have consented to the proposed assignment or sublease to such third party. Any attempted assignment or sublease in violation of this Section shall be void and shall confer no rights on the purported assignee. The consent by Landlord to an assignment or subletting shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any future assignment or subletting.

         (b) Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or to grant a leasehold mortgage on Tenant's leasehold interest under this Lease as security to any lender making a loan to Tenant for Tenant's business. After receiving written notice from any person, firm, or other entity, stating that it holds a mortgage or security interest on Tenant's leasehold interest under this Lease, Landlord shall, so long as such mortgage is outstanding, be required to give to such holder the same notices as are required to be given to Tenant under the terms of this Lease, but such notices may be given by Landlord to Tenant and such holder concurrently. It is further agreed that such holder shall have the same opportunity to cure any default, and the same time within which to effect such curing, as is available to Tenant; and if necessary to cure such a default, such holder shall have access to the Premises and the Buildings. Landlord further agrees to recognize such holder, its successors or assigns, as successor Tenant under this Lease in the event of the foreclosure, or transfer in lieu of foreclosure, of such lender's security interest or mortgage, provided that such holder or its successor or assign cures all defaults of Tenant hereunder that can be cured by the expenditure of money.

         (c) No sale of stock or transfer of any ownership interest of Tenant shall be deemed to be an assignment of this Lease. Tenant shall have the right to sublease or assign this Lease or Tenant's rights hereunder in whole or in part, to any Affiliated Entity as hereinafter defined, without the consent of Landlord and without first offering to assign or sublet to Landlord, and the provisions of Subsection 16(a) shall not apply to any such assignment or sublease. The term "Affiliated Entity" shall mean any limited liability company, corporation, partnership, joint venture or other entity (x) of which Tenant holds

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one hundred percent (100%) of the voting authority or ownership interests of
Tenant; or (y) any entity in which one hundred percent (100%) of the voting authority or ownership interests are held by persons or entities holding one hundred percent (100%) of the ownership interests or voting authority of Tenant. Tenant shall promptly notify Landlord of the occurrence of any such sublease or assignment of this Lease.

    17. ALTERATIONS. Tenant shall not make any alterations to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

    18. COMPLIANCE WITH LAWS. Tenant shall use and occupy the Premises in accordance with all applicable federal, state, county and municipal laws, rules and regulations and all rules and regulations imposed by Landlord.

    19. QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon performing the terms and conditions of this Lease to be performed by Tenant shall have peaceable and quiet enjoyment and possession of the Premises during the term without interruption by Landlord or its successors or assigns or any other person or company lawfully claiming by or through it.

    20. SUBORDINATION. Tenant accepts this Lease subject and subordinate in all respects to any mortgage which may now or hereafter be placed on or affect the fee interest in the Property and/or Landlord's interest therein (each a "Mortgage"), and to each advance made, or hereafter to be made, under any Mortgage, and to all renewals, modifications, consolidations, replacements, extensions and substitutions of and for any Mortgage, provided holder of any Mortgage (each a "Mortgagee") shall agree not to disturb Tenant's use and occupancy of the Premises so long as Tenant is not in substantial default hereunder. Notwithstanding the aforesaid, if any Mortgagee elects to have Tenant's interest in this Lease be superior to any Mortgage held by it, then by notice to Tenant from such Mortgagee this Lease shall be deemed superior to such Mortgage, whether this Lease is executed before or after same.

         This Section 20 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall execute and deliver promptly any certificate that Landlord and/or any Mortgagee or their respective successors in interest may request. Tenant hereby constitutes and appoints Landlord and/or any mortgagee and/or their respective successors in interest as Tenant's attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Tenant if Tenant shall fail to do so within ten (10) days after written request therefor.

    21.  EMINENT DOMAIN.

         (a) If, after the execution prior to the expiration of the Term hereof, the whole of the Premises shall be taken under the power of eminent domain, then this Lease

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and the term thereof shall cease and terminate as of the date of taking of possession by the taking authority, and any unearned rent or other charges, if any, paid in advance shall be refunded to Tenant.

         (b) If at any time during the Term of this Lease, a portion of the Premises shall be so taken under the power of eminent domain so as to render the Premises untenantable, then Landlord, at its own cost and expense, may, unless this Lease is terminated pursuant to the provisions of this Section, repair and restore the Premises, to the extent possible within the limits of damages paid to Landlord, to substantiate the condition at which they were immediately prior to such taking and within the period of time which, under all prevailing circumstances, shall be reasonable, or it may terminate this Leases. During such time as the Premises as a result of such taking cannot be occupied by Tenant, the rent shall be equitably adjusted. Upon termination as aforesaid by Landlord, this Lease and the term thereof shall cease and come to an end, and any unearned Base Rent or other charges paid in advance shall be refunded to Tenant.

         (c) The entire award for any taking shall belong to Landlord without any deduction for any leasehold estate or interest now or hereafter vested in Tenant.

    22. NOTICES. All notices given under this Lease shall be sent in writing through certified mail, or via a reputable overnight carrier providing evidence of receipt (e.g., Federal Express), postage prepaid, to Tenant and to Landlord at their respective addresses shown on Exhibit C attached hereto or to such other addresses which may be designated in writing from time to time.

    23. BROKERS. Landlord and Tenant warrant and represent that they have dealt with no real estate broker in connection with this Lease and that no broker is entitled to any commission on account of this Lease. Each of Landlord and Tenant shall indemnify and hold harmless the other from any loss, cost, damage or expense, including reasonable attorney fees, which the other shall incur on account of the falsity of the maker's foregoing representation and warranty.

    24. ENTIRE AGREEMENT. This Lease, the exhibits attached hereto, which are hereby incorporated herein by reference, contain the entire agreement between the parties concerning the Premises and supersede any other agreements between the parties concerning the subject matter hereof, whether oral or written. This Lease shall not be modified, cancelled or amended except by written agreement, signed by both parties.

    25. SUCCESSORS AND ASSIGNS. The obligations of this Lease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

    26. GOVERNING LAW. This Lease shall be governed by the laws of the State of California (without regard to its conflicts of laws rules).

    IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereto as of the day and year first above written.


Signed, Sealed and Delivered
in the Presence of:                         LANDLORD:



                                      By:
-------------------------             ----------------------------------

-------------------------                  Its Authorized Signatory




                                      TENANT:




                                      By:
-------------------------             ----------------------------------

-------------------------                  Its Authorized Signatory

STATE OF                     )
                             )    ss.
COUNTY OF                    )

    On this ____ day of __________________, 1997, personally appeared ____________________________________, as Authorized Signatory of
____________________ signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.



                                   ------------------------------------------
                                   Notary Public






STATE OF                     )
                             )    ss.
COUNTY OF                    )

    On this ____ day of __________________, 1997, personally appeared ____________________________________, as Authorized Signatory of
______________________ signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.



                                   --------------------------------------
                                   Notary Public

                                      EXHIBIT A

                                    The "Property"

    All that certain real property situate in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

    Lots 1, 2, and 3 as shown on that certain Map entitled "Tract No. 1786 San Ysidro Tract," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on October 22, 1956 in Book 73 of Maps, at page 25.

    The real property has a building of 16,250 square feet thereon and is identified as street address 2920 San Ysidro Way, Santa Clara, California 95051.

    Property and building thereon are referred to by National Semiconductor Corporation as Building #4. Space occupied is identified in attached Exhibit A-1. Space still occupied by National shaded in gray.

2. All that certain property situate in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

    Lot 8, as shown on that certain Map of Tract No. 1786, which Map was filed for record in the office the Recorder of the County of Santa Clara, State of California on October 22, 1956, in Book 73 of Maps, page(s) 25.

    Property and building thereon are identified as 3697 Tahoe Way, Santa Clara, California, and is referred to by National Semiconductor Corporation as Building #9. Entire building to be occupied by Fairchild. See attached Exhibit A-2.

                                     EXHIBIT A-1

                              [FLOORPLAN - BUILDING #4]

                                     EXHIBIT A-2

                              [FLOORPLAN - BUILDING #9]

                                      EXHIBIT B

                                  BASE RENT SCHEDULE

BLDG#    SPACE       NET SQ FT      COST/SQ FT     RENT PER FOUR
         TYPE                                      WEEK PERIOD

4       Office           9,500          $2.65        $25,175.00

9       Type 1          13,648          $2.65        $36,167.20

9       Lab Type 2         300          $6.10        $ 1,830.00
                    ----------                       ----------
           TOTALS:      23,448                       $63,172.20

                                      EXHIBIT C

                                   Notice Addresses


Landlord:

         National Semiconductor Corporation
         1120 Kifer Road
         M/S 10-460
         Sunnyvale, CA  94086-3737

              Attention: Real Estate Manager

Tenant:

         Fairchild Semiconductor Corporation
         3693 Tahoe Way, M/S 9-150
         Santa Clara, CA  95051

              Attention: Foundry Manager

    with a copy to:

         Fairchild Semiconductor Corporation
         333 Western Avenue, M/S 01-00
         Portland, Maine  04106

              Attention: General Counsel